Exhibit 10(l)

PACCAR Inc	LONG TERM INCENTIVE PLAN 2014 NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT (“Agreement”), entered into as of <<<Date>>> between PACCAR Inc, a Delaware corporation (the “Company”), and <<<Employee Name>>> (the “Optionee”).

RECITALS

A.	The Company’s Board of Directors has established the PACCAR Inc Long Term Incentive Plan (then “Plan”) in order to provide selected employees of the Company and its subsidiaries with an opportunity to acquire shares of common stock, par value $1 per share, of the Company (the “Stock”).

B.	The committee of the Board of Directors charged with administering the Plan (the “Committee”) has determined that it would be in the best interests of the Company and its stockholders to grant the nonstatutory stock option described in this Agreement to Optionee as an inducement to enter into or remain in the service of the Company and as an incentive for extraordinary efforts during such service.

AGREEMENTS

1.	GRANT OF OPTION.

(a)	Option. The Company hereby grants to Optionee the option (the “Option”) to purchase <<<Number>>> shares of Stock for the sum of $<<<Price>>> per share (the “Exercise Price”), which is agreed to be the closing price for a share of Stock on <<<Date>>>, the day of grant. The Option is not intended to be an Incentive Stock Option described in Section 422(b) of the Internal Revenue Code of 1986, as amended.

(b)	Plan. The Option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received, read and understood. The provisions of the Plan are incorporated into this Agreement by this reference.

2.	NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, the Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, the Option and the rights and privileges conferred by this Agreement shall immediately become null and void.

3.	RIGHT TO EXERCISE.

(a)	Normal Exercise. The Option shall become exercisable on January 1, <<<Year>>>.

(b)	Prorated Exercisability on Retirement. A prorated portion of the Option will become exercisable upon the date of Optionee’s retirement if all of the following circumstances exist:

(1)	Optionee’s employment is terminated by reason of retirement on or after the date Optionee becomes age 62 and before the date Optionee becomes age 65; and

(2)	Optionee has at least fifteen (15) years of Company service on the date of retirement;

The portion of the Option exercisable upon retirement shall be determined by multiplying the number of option shares granted by a fraction, the numerator of which is the number of full months Optionee worked during the LTIP performance period for which the Option was granted and the denominator of which is 36, such product to be rounded down to the nearest whole share. The portion of the Option which does not become exercisable under this Section 3(b) will be forfeited as of the date of Optionee’s termination of employment.

(c)	Employment Termination. If the Option is not exercisable on the date of Optionee’s termination of employment it shall be forfeited unless termination is by reason of retirement at or after age 65 or the Option is prorated as described in 3(b). If local law requires notice of termination, the Option terminates on receipt of notice of termination of employment and does not include any further notice period.

4.	EXERCISE PROCEDURES.

(a)	Notice of Exercise. The Optionee or the Optionee’s representative may exercise the Option by giving notice acceptable to the Company. The notice shall specify the election to exercise the Option and the number of shares of Stock for which it is being exercised. The notice shall be authenticated by the person or persons exercising the Option. In the event that the Option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof satisfactory to the Company of the representative’s right to exercise the Option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form described in Section 5 for the Exercise Price for each share of Stock to be purchased on the exercise of the Option.

(b)	Issuance of Shares. After receiving a proper notice of exercise, the Company shall issue the shares of Stock for which the Option has been exercised, in the name of the person exercising the Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company may issue the option Stock in either book entry or certificated form and deliver it to or upon the order of the person exercising the Option.

5.	PAYMENT FOR STOCK.

The Exercise Price for each share of Stock to be purchased on the exercise of the Option shall be paid in lawful money of the United States of America or in one or more of the forms described in Article 6 of the Plan.

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6.	EXERCISE PERIOD.

Except as otherwise stated herein, the Option may be exercised until the earliest to occur of the following dates to the extent so specified:

(a)	Immediate Termination for Cause. If the Optionee’s employment is terminated by the Company for Cause, to the extent not yet exercised the Option shall be immediately terminated and forfeited.

“Cause” means:

(1)	an act of embezzlement, fraud or theft;

(2)	the deliberate disregard of the policies or rules of the Company or a subsidiary;

(3)	any unauthorized disclosure of any of the secrets or confidential information of the Company or a subsidiary;

(4)	any conduct which constitutes unfair competition with the Company or a subsidiary; or

(5)	inducing any customers of the Company or a subsidiary to breach any contracts with the Company or a subsidiary.

(b)	Resignation; Termination Without Cause. If the Optionee’s employment is terminated by the Optionee’s resignation, other than retirement, or by termination by the Company without Cause, the Option to the extent not yet exercised may be exercised for a period of one (1) month after the date of such termination, but only to the extent that the Option is otherwise exercisable under the terms of the Plan on the date of such termination, unless the Committee in its sole discretion determines that a shorter time frame is appropriate. The Option will be immediately forfeited if it is not exercisable as of the employment termination date.

(c)	Loss of Eligibility. If the Optionee becomes ineligible for the grant of stock options under the Plan due to demotion, the Option to the extent not yet exercised may be exercised for a period of three (3) months after the date of loss of eligibility, but only to the extent that the Option is otherwise exercisable under the terms of the Plan on the date of loss of eligibility. The Option will be immediately forfeited if it is not exercisable as of the date of loss of eligibility.

(d)	Death or Disability. If the Optionee’s employment is terminated by reason of death or disability, the Option to the extent not yet exercised may be exercised for a period of twelve (12) months after the date of such termination, but only to the extent that the Option is otherwise exercisable under the terms of the Plan on the date of such termination. The Option will be immediately forfeited if it is not exercisable as of the employment termination date.

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(e)	Retirement.

(1)	If the Optionee’s employment is terminated on or after age 55 and before age 62 by reason of retirement and Optionee has at least fifteen (15) years of Company service, the Option to the extent not yet exercised may be exercised for a period of twelve (12) months after the date of such termination, but only to the extent that the Option is otherwise exercisable under the Plan on the date of such termination. The Option will be immediately forfeited if it is not exercisable as of the employment termination date.

(2)	If the Optionee’s employment is terminated on or after age 62 but before age 65 by reason of retirement and Optionee has at least fifteen (15) years of Company service, the Option to the extent not yet exercised (including any exercisable prorated amount under Section 3(b)) may be exercised until the expiration date in Section 6(f) but only to the extent that the Option is otherwise exercisable under the Plan on the date of such termination.

(3)	If the Optionee’s employment is terminated at or after age 65 by reason of retirement, the Option may be exercised until the expiration date in Section 6(f).

(f)	Expiration Date. The Option expiration date of <<<Date>>>.

7.	REGISTRATION.

(a)	No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Stock under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Stock under this Agreement to comply with any law.

(b)	Compliance with Law. No shares of Stock shall be issued upon the exercise of the Option unless and until the Company has determined that:

(1)	it and the Optionee have taken any actions required to register the Stock under the Securities Act or to perfect an exemption from the registration requirements thereof;

(2)	any applicable listing requirement of any stock exchange on which the Stock is listed has been satisfied; and

(3)	any other applicable provision of state or federal law has been satisfied.

8.	RESTRICTIONS ON TRANSFER OF SHARES.

(a)

Restrictions. Regardless of whether the offering and sale of Stock under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of the Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are

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necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law or with restrictions imposed by the Company’s underwriters.

(b)	Investment Intent at Exercise. In the event that the sale of Stock under the Plan is not registered under the Securities Act but an exemption is available which requires an investment or other representation, the Optionee shall represent and agree at the time of exercise that the Stock acquired upon exercising the Option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(c)	Legend. In the event that certificates evidencing shares of Stock are acquired under this Agreement in an unregistered transaction, they shall bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

(d)	Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Stock acquired under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of Stock but lacking such legend.

(e)	Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 8 shall be conclusive and binding on the Optionee and all other persons.

9.	ADJUSTMENTS.

(a)	General. In the event of a subdivision of the outstanding shares of Stock, a declaration of a dividend payable in shares of Stock, a declaration of a dividend payable in a form other than shares of Stock in an amount that has a material effect on the price of shares of Stock, a combination or consolidation of the outstanding shares of Stock (by reclassification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or both of

(1)	the number of shares of Stock covered by the Option or

(2)	the Exercise Price.

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(b)	Reorganizations. In the event that the Company is a party to a merger or other reorganization, the Option shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for

(1)	the assumption of the Option by the surviving corporation or its parent,

(2)	its continuation by the Company, if the Company is a surviving corporation,

(3)	the acceleration of its exercisability or

(4)	payment of a cash settlement equal to the difference between the amount to be paid for one Common Share under such agreement and the Exercise Price.

(c)	Reservation of Rights. Except as provided in this Section 9, the Optionee shall have no rights by reason of

(1)	any subdivision or consolidation of shares of stock of any class,

(2)	the payment of any dividend or

(3)	any other increase or decrease in the number of shares of stock of any class.

Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the shares of Stock subject to the Option. The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.	MISCELLANEOUS PROVISIONS.

(a)	Withholding Taxes. In the event that the Company determines that it is required to withhold foreign, federal, state or local tax as a result of the exercise of the Option, the Optionee, as a condition to the exercise of the Option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. Share withholding shall be available to the extent provided in Section 14.2 of the Plan.

(b)	Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any shares of Stock subject to the Option until such shares of Stock have been issued in the name of the Optionee or the Optionee’s representative.

(c)	No Employment Rights. Nothing in this Agreement shall be construed as giving the Optionee the right to be retained as an employee. The Company reserves the right to terminate the Optionee’s service at any time, with or without cause (subject to any employment agreement between the Optionee and the Company).

(d)	Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon delivery or upon deposit with the United States Postal

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Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party’s signature on this Agreement, or at such other address as such party may designate to the other party to this Agreement.

(e)	Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.

(f)	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, as such laws are applied to contracts entered into and performed in such State.

(g)	Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the grant of an option evidenced hereby, Optionee acknowledges that:

(1)	the Plan is discretionary in nature and may be suspended or terminated by the Company at any time;

(2)	the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options;

(3)	all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company;

(4)	the Optionee’s participation in the Plan is voluntary;

(5)	the value of the Option is an extraordinary item of compensation which is outside the scope of the Optionee’s employment contract, if any;

(6)	the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(7)	the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty; and

(8)	if the underlying shares of Stock do not increase in value, the Option will have no value.

(h)	Employee Data Privacy. By entering into this Agreement, the Optionee:

(1)	authorizes the Company and/or Optionee’s employing entity, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates such information and data as the Company shall request in order to facilitate the grant of options and the administration of the Plan;

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(2)	waives any data privacy rights he or she may have with respect to such information; and

(3)	authorizes the Company and any such agent to store and transmit such information in electronic form.

I agree to the terms and conditions of this stock option agreement and acknowledge having received the following plan documents:

•	PACCAR Long Term Incentive Plan Document (date)

•	Administrative Guidelines (date)

•	Plan Information Statement (date)

Optionee’s Signature:	PACCAR Inc

By:
(Signature)		Corporate Human Resources

Date:

Address:

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